Exhibit 99.1
CONFIDENTIAL DRAFT
FOR IMMEDIATE RELEASE
Introgen Files Voluntary Chapter 11 Petition to Facilitate Restructuring
Company to Focus on Expanding Contract Manufacturing Operations
AUSTIN, Texas—December 3, 2008 – As part of its ongoing restructuring, Introgen Therapeutics, Inc. (NASDAQ:INGN), today announced that the company has elected to file Chapter 11 petitions in the U.S. Bankruptcy Court, Western District of Texas. Introgen expects that the Chapter 11 process will facilitate the implementation of the company’s recently announced strategic reorganization. As part of this filing, the company is seeking Court approval of a sales procedures motion that will allow Introgen to market its therapeutic portfolio and other assets to prospective buyers. Introgen expects to continue core activities pertaining to each of its business units during the reorganization process and expects to emerge from Chapter 11 during 2009.
“In light of our current financial state and recent market conditions, the company believes today’s actions represent the wisest alternative for our shareholders, creditors and other stakeholders,” said David Enloe, Introgen’s president and CEO. “We are very optimistic about the promise of our contract manufacturing business and will continue to focus on growing our customer base in this area. At the same time, we will continue to work with our investment banking and other advisors to explore financial alternatives for our therapeutic portfolio.”
Last week, Introgen announced that it had strategically reorganized the company’s operations to focus on the expansion of near-term revenues from its manufacturing and service business, Introgen Technical Services, Inc. (ITS), and it reduced its staff accordingly.
In conjunction with today’s filing, the company filed a variety of customary “first day” motions to support its employees and vendors during the reorganization process. As part of these motions, the company has asked the Court for permission to continue paying employee wages and salaries and to provide employee benefits without interruption. Additionally, during the restructuring process, vendors and business partners should expect to be paid for post-filing goods sold and services rendered to the company in the ordinary course of business. More information on Introgen’s Chapter 11 proceedings can be found at http://brownmccarroll.com/introgen. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into any of Introgen’s reports filed pursuant to the Securities Exchange Act of 1934, as amended. This website will be periodically updated as events occur.
ABOUT INTROGEN AND INTROGEN TECHNICAL SERVICES (ITS)
Introgen Therapeutics, Inc. is a biopharmaceutical company focused on the use of naturally occurring tumor suppressors to fight cancer. Introgen Technical Services (ITS) is a wholly owned subsidiary of Introgen, which provides its customers with flexible, scalable Good Manufacturing Practices (GMP) production capabilities, including the skills needed to convert early stage, lab-grade production into robust and scalable therapeutic product classes, suitable for clinical studies and commercial use. Under licenses from Introgen, ITS has access to intellectual properties, including patents, proprietary quality and validation systems, and broad GMP knowledge systems. ITS operates Introgen’s current facilities, which house its process, scale-up, production and fill/finish capabilities.
For more information about Introgen, please visit www.introgen.com. For more information about ITS, please visit www.its-gmp.com.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical may be “forward-looking” statements, including those relating to Introgen’s ability to emerge from bankruptcy, restructure its debts, continue operations, to succeed with its manufacturing business, or to complete any strategic transaction. The actual results may differ from those described in this release due to the risks and uncertainties that exist in Introgen’s operations and business environment, including Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission including its filings on Form 10-K and Form 10-Q. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.
Contact:
Vida Communication
Stephanie Diaz (investors)
415-675-7400
sdiaz@vidacommunication.com
Tim Brons (media)
415-675-7400
tbrons@vidacommunication.com
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